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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 13, 2014, in the Registration Statement (Form S-11) and related Prospectus of Polar Star Realty Trust Inc. for the registration of shares of its common stock.

/s/ Ernst & Young AB
Gothenburg, Sweden
October 15, 2014

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm